Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES SALE OF FROZEN FRUIT ASSETS FOR AN AGGREGATE PURCHASE
PRICE OF $141 MILLION ALONG WITH PRELIMINARY RESULTS FOR THIRD QUARTER
FISCAL 2023 AND CFO TRANSITION

Divestiture of the frozen fruit business completes portfolio optimization that began in 2020 to focus the business on core value added, high-growth, high-margin categories

Net proceeds will be used to reduce debt

Revenue from continuing operations expected to increase ~6% year over year to $152 million in Q3, driven by volume growth

Announces appointment of Greg Gaba as new CFO

Minneapolis, Minnesota - October 13, 2023 - SunOpta Inc. ("SunOpta" or the "Company") (Nasdaq:STKL) (TSX:SOY), a U.S.-based global pioneer fueling the future of sustainable, plant-based foods and beverages, today announced the sale of certain frozen fruit assets to Nature's Touch, a company based in Quebec, Canada. The transaction is valued at $141 million and represents the Company's exit from the frozen fruit business. Included in the sale are the primary assets of the frozen fruit business, including facilities located in Edwardsville, Kansas and Jacona, Mexico, along with a significant quantity of frozen fruit inventory. The transaction closed on October 12, 2023.

"The divestiture of our frozen fruit business is a major milestone in our portfolio optimization efforts and our multi-year transformation to becoming a leading manufacturer of value-add products in plant-based and healthy snack categories," said Joe Ennen, Chief Executive Officer of SunOpta.  "This transaction is significantly accretive to margins, results in a more capital efficient business model, strengthens our balance sheet and ensures we are singularly focused on the most attractive growth opportunities."

"We are also pleased with our third quarter revenue growth from our continuing plant-based and healthy snacks operations and the strong demand we experienced across key products and categories throughout the period," Ennen continued. "Importantly, volume was the primary factor driving our third quarter growth reflecting market share gains and total addressable market expansion efforts. Our latest results continue to reflect the competitive advantages that underpin our value-add business model including a scalable, geographically diverse platform with proven expertise in complex manufacturing coupled with leading innovation capabilities."

Transaction Highlights

The transaction is valued at $141 million, inclusive of $20 million of seller promissory notes due in three years.  The transaction includes a significant portion of the assets associated with the frozen fruit business that had previously been reported in the Fruit-Based Foods and Beverages operating and reportable segment.  The standalone frozen fruit business generated approximately $263 million of revenue and approximately $15 million of adjusted EBITDA1 over the twelve-month period ending July 1, 2023. The net cash proceeds will be used to pay down debt and other liabilities, which will reduce our net leverage from 3.7x at the end of the second quarter of 2023 to 3.4x on a pro forma basis at closing and to 3.2x factoring in the collection of the seller notes. Additional details regarding the expected pro forma financial impact from the divestiture will be provided in SunOpta's Third Quarter 2023 Financial Results Release in early November 2023.

Advisors

Evercore served as financial advisor and Sidley Austin LLP and Wilson Abogados, SC served as legal advisors to SunOpta.

Ernst & Young Orenda Corporate Finance Inc. in Canada served as financial advisor, Lowndes, Drosdick, Doster, Kantor & Reed, P.A. served as U.S. legal advisor, Cuesta Campos y Asociados, S.C. served as Mexico legal advisor and Miller Thomson LLP served as Canadian legal advisor to Nature's Touch.

Preliminary Third Quarter Fiscal 2023 Results

Total revenue from continuing operations is expected to be approximately $152 million in the third quarter of 2023, an increase of approximately 6% versus a year ago. Adjusted EBITDA from continuing operations for the third quarter of 2023 is expected to be approximately $18.5 - $19 million. These results are preliminary estimates and are subject to change pending the completion of the Company's financial reporting process.

All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

2023 Outlook

For fiscal 2023 the Company is maintaining its outlook as communicated on the second quarter earnings call, adjusting for the sale of the frozen assets.  The Company will share an updated view of 2024 on its third quarter earnings call in November.

CFO Transition

We are pleased to announce the appointment of Greg Gaba as Chief Financial Officer ("CFO") of the Company effective October 13, 2023.  Mr. Gaba has been with the Company for over six years and most recently served as Deputy CFO.  "I am thrilled to have Greg join the senior leadership team and lead our finance organization," said Joe Ennen. "Greg has consistently provided critical financial insights and played a pivotal role in achieving our business goals. His extensive knowledge of our business operations, coupled with a deep understanding of cost control measures will undoubtedly reinforce our financial leadership and support our continued growth and profitability."  Prior to joining the Company, Mr. Gaba worked in finance and external auditor roles at SMTC Corporation and Ernst & Young LLP. Mr. Gaba will lead all aspects of the Company's finance function including financial planning & analysis, accounting, SEC reporting, tax and treasury.

The Company has accepted the resignation of Scott Huckins as CFO and General Manager of Fruit-Based Foods and Beverages, effective October 13, 2023, to pursue another opportunity at a publicly traded company. "I want to thank Scott for his efforts at SunOpta these past four years. Scott's leadership has been critical in developing people and transforming the portfolio of the Company to focus on higher growth, higher return opportunities that are differentiated and leverage the Company's competitive strengths," said Ennen.

About SunOpta Inc.

SunOpta (Nasdaq:STKL) (TSX:SOY) is a U.S.-based, global pioneer fueling the future of sustainable, plant-based foods and beverages. Founded nearly 50 years ago, SunOpta manufactures natural, organic and specialty products sold through retail and foodservice channels. SunOpta operates as a manufacturer for leading natural and private label brands, and also proudly produces its own brands, including SOWN ®, Dream®and West LifeTM. For more information, visit www.sunopta.com, LinkedIn and Twitter.

Forward-Looking Statements

Certain statements included in this press release may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, the proposed use of the net proceeds from the sale of certain assets to Nature's Touch, our expected revenue and EBITDA from continuing operations for the third quarter of fiscal 2023 and our adjusted outlook for 2023. Generally, forward-looking statements do not relate strictly to historical or current facts and are typically accompanied by words such as "will", "expect", "continue", "believe", "anticipate", "estimates", "can", "target", "should", "would", "plans", "becoming", "intend", "confident", "may", "project", "potential", "intention", "might", "predict", "budget", "forecast" or other similar terms and phrases intended to identify these forward-looking statements. Forward-looking statements are based on information available to the Company on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments including, but not limited to, the Company's actual financial results; uninterrupted operations and service levels to our customers; current customer demand for the Company's products; general economic conditions; continued consumer interest in health and wellness; the Company's ability to maintain product pricing levels; planned facility and operational expansions, closures and divestitures; cost rationalization and product development initiatives; alternative potential uses for the Company's capital resources; portfolio optimization and productivity efforts; the sustainability of the Company's sales pipeline; the Company's expectations regarding commodity pricing, margins and hedging results; procurement and logistics savings; freight lane cost reductions; yield and throughput enhancements; the cost of the frozen fruit recall; labor cost reductions; and the terms of our insurance policies. Whether actual timing and results will agree with expectations and predictions of the Company is subject to many risks and uncertainties including, but not limited to, potential loss of suppliers and customers as well as the possibility of supply chain, logistics and other disruptions; unexpected issues or delays with the Company's structural improvements and automation investments; failure or inability to implement portfolio changes, process improvements, go-to-market improvements and process sustainability strategies in a timely manner; changes in the level of capital investment; local and global political and economic conditions; consumer spending patterns and changes in market trends; decreases in customer demand; delayed or unsuccessful product development efforts; potential product recalls; potential additional costs associated with the frozen fruit recall; working capital management; availability and pricing of raw materials and supplies; potential covenant breaches under the Company's credit facilities; and other risks described from time to time under "Risk Factors" in the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized. The Company undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on its website to reflect future events or circumstances, except as may be required under applicable securities laws.

Contacts:

Investor Relations:

Reed Anderson

ICR

646-277-1260

reed.anderson@icrinc.com

Media Relations:

Konnect Agency

213-988-8344

sunopta@konnectagency.com

Source: SunOpta Inc.

Frozen Fruit Business - Selected Financial Information

The following table presents a summary of the reported results of operations of the frozen fruit business for the periods presented, together with a reconciliation of adjusted EBITDA1 for the frozen fruit business from earnings/loss before income taxes, which we consider in this case to be the most directly comparable U.S. GAAP financial measure.

						Trailing four
						quarters
				Quarter ended		ended
		Oct 1,	Dec 31,	Apr 1,	Jul 1,	Jul 1,
		2022	2022	2023	2023	2023
		$	$	$	$	$
Revenues		68,333	59,353	68,911	66,646	263,243
Gross profit		6,245	4,071	4,124	(2,250)	12,190
Earnings (loss) before income taxes	(a)	4,152	1,148	1,822	(4,636)	2,486
Depreciation and amortization		3,296	2,939	2,948	2,947	12,130
Interest expense		441	418	148	404	1,411
Other expense (income), net		(18)	(138)	(7)	505	342
Gain on sale of frozen fruit processing facility		(3,779)	-	-	-	(3,779)
Facility closure costs		319	-	-	-	319
Product recall costs, net of insurance recoveries		-	-	-	2,500	2,500
Adjusted EBITDA		4,411	4,367	4,911	1,720	15,409

(a) Excludes corporate costs allocated to the frozen fruit business.

1Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP measure. The Company's measure of adjusted EBITDA excludes specific items that due to their nature or size, are not expected to occur as part of the Company's normal business on a regular basis.  Adjusted EBITDA is presented herein solely to allow investors to more fully assess the operating profitability of the frozen fruit business and should not be considered in isolation of, or as a substitute for, an analysis of the results of operations of the frozen fruit business determined under U.S. GAAP.